                                                                     EXHIBIT 11

                           ALEXANDER & BALDWIN, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)
----------------------------------------------------------------------------------------

                                             Three Months Ended      Nine Months Ended
                                                September 30           September 30
                                              2000        1999        2000        1999
                                              ----        ----        ----        ----

Basic Earnings Per Share
------------------------
    Net income                              $ 21,354    $ 18,476    $ 76,028    $ 57,563
                                            ========    ========    ========    ========

    Average number of shares outstanding      40,439      43,223      41,095      43,366
                                            ========    ========    ========    ========

    Basic earnings per share                $   0.53    $   0.43    $   1.85    $   1.33
                                            ========    ========    ========    ========

Diluted Earnings Per Share
--------------------------

    Net income                              $ 21,354    $ 18,476    $ 76,028    $ 57,563
                                            ========    ========    ========    ========


    Average number of shares outstanding      40,439      43,223      41,095      43,366
    Effect of assumed exercise of
      outstanding stock options                  262         104          70          24
                                            --------    --------    --------    --------
    Average number of shares outstanding
      after assumed exercise of
      outstanding stock options               40,701      43,327      41,165      43,390
                                            ========    ========    ========    ========

    Diluted earnings per share              $   0.52    $   0.43    $   1.85    $   1.33
                                            ========    ========    ========    ========

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